Exhibit 10.1

AMENDMENT TO AVIS BUDGET GROUP, INC.

2007 EQUITY AND INCENTIVE PLAN

This Amendment, dated as of March 20, 2008 is made to the Avis Budget Group, Inc. 2007 Equity and Incentive Plan (the “Plan”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

WHEREAS, Avis Budget Group, Inc. (the “Company”) has adopted the Plan; and

WHEREAS, pursuant to Section 8(d) of the Plan, the Board of Directors of the Company (the “Board”) has the right to amend the Plan from time to time; and

WHEREAS, the Board deems it advisable to clarify and amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The second sentence of Section 6(b)(v) of the Plan is hereby deleted and replaced in its entirety with the following:

Awards granted pursuant to this paragraph may be granted with value and payment contingent upon the achievement of Performance Goals, and, if so granted, such goals shall relate to periods of performance of not less than one calendar year.

2.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of Delaware.

3.	Except as modified by this Amendment, the Plan is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

AVIS BUDGET GROUP, INC.

/s/ Jean M. Sera
By:	Jean Marie Sera
Title:	Senior Vice President and Secretary